EXHIBIT 99.1

News Release

FOR IMMEDIATE RELEASE

CONTACTS	Larry Adeleye Director of Investor Relations (614) 917-5108	Kyle Anderson Director of Media Relations (614) 917-5497

State Auto Financial Reports First Quarter 2010 Results

•	Quarterly earnings of $0.32 per share

•	Quarterly GAAP combined ratio of 99.7

•	Return on equity of 4.6%

•	Book value per share of $21.65

COLUMBUS, OHIO – (April 29, 2010) – State Auto Financial Corporation (NASDAQ: STFC) today reported first quarter 2010 net income of $12.9 million, or $0.32 per diluted share, versus a net loss of $14.0 million, or $0.35 per diluted share, for the first quarter of 2009. Net income from operations* per diluted share for the first quarter 2010 was $0.27 versus a net loss from operations* of $0.18 for the same 2009 period.

During the first quarter of 2010, STFC incurred a one-time tax charge of $4.5 million, or $0.11 per diluted share, related to the recently enacted federal health care legislation. This legislation eliminated the tax benefit associated with Medicare Part D subsidies to be received by companies that provide qualifying prescription drug coverage to retirees.

STFC’s GAAP combined ratio for the first quarter 2010 was 99.7 versus 112.0 for the first quarter of 2009. Catastrophe losses for the first quarter 2010 accounted for 3.3 points of the 66.2 total loss ratio points, or $10.1 million, versus 15.3 points of the total 78.6 loss ratio points, or $43.8 million, for the same period in 2009. Net written premiums for the first quarter 2010 increased 5.9% over the same period in 2009. STFC’s book value was $21.65 per share as of March 31, 2010, an increase of $0.32 per share from STFC’s book value on December 31, 2009. Return on stockholders’ equity for the twelve months ended March 31, 2010 was 4.6% compared to negative 4.0% for the twelve months ended March 31, 2009.

“Our story for the quarter is one of underwriting profit, strong growth and improving return on equity. Underwriting results were helped by normal first quarter catastrophe results and improved performance in personal auto and commercial lines. Homeowners loss ratios remain stubbornly high, but we’re confident we have the pricing and underwriting actions in place to improve results and achieve profitability,” said STFC Chairman, President and CEO Bob Restrepo.

“Personal Insurance led our first quarter growth, largely on the strength of price increases in standard personal auto and homeowners, excellent policy retention, and strong sales in four expansion states. Business Insurance growth remains constrained by continued pricing competition and a weak economy. However, total net written premium growth was buoyed by a new commercial specialty business, Risk Evaluation and Design, LLC (RED), which accounted for 2.0 percentage points of the quarter’s total net written premium growth. We are growing the right way to achieve adequate prices, and in the right places to improve risk management.

“We continue to work toward a double digit return on equity. Improved underwriting and investment results contributed to a 4.6% ROE and an increase to our book value. Performance would have been even better if not for a charge against earnings, resulting from the recently enacted federal healthcare legislation eliminating the tax benefit related to Medicare Part D subsidies.

“Over the past two months, I’ve met with more than 1,000 of our agencies. These meetings provide a unique forum for us to listen, learn and respond. We’re getting high marks for the products, systems, and claim service we’re providing and continuing to enhance. Pricing is a concern for agents, both in terms of the significant increases we’re taking in homeowners and our rates in the weak commercial lines environment. I remain impressed by the quality, depth and positive relationships our people have built over the years with our agency partners. Relationships are a core value for State Auto and a competitive strength – one that we seek to earn every day,” added Restrepo.

State Auto Financial Corporation, headquartered in Columbus, Ohio, is a super regional property and casualty insurance holding company. The company markets its personal and business insurance products through independent insurance agencies in 34 states and the District of Columbia and is proud to be a Trusted Choice® company partner. STFC stock is traded on the NASDAQ Global Select Market, which represents the top third of all NASDAQ listed companies.

The insurance subsidiaries of State Auto Financial Corporation are part of the State Auto Group. The State Auto Group is rated A+ (Superior) by the A.M. Best Company and includes State Automobile Mutual, State Auto Property & Casualty, State Auto National, State Auto Ohio, State Auto Wisconsin, State Auto Florida, Milbank, Farmers Casualty, Meridian Security, Meridian Citizens Mutual, Beacon National, Beacon Lloyds, Patrons Mutual and Litchfield Mutual Fire. Additional information on State Auto Financial Corporation and the State Auto Insurance Companies can be found online at www.StateAuto.com.

*Net income (loss) from operations, a non-GAAP financial measure which management believes is informative to Company management and investors, differs from GAAP net income (loss) only by the exclusion of realized capital gains and (losses), net of applicable taxes, on investment activity for the periods being reported. For STFC, this amounted to income of $0.05 per diluted share for the first quarter 2010 versus a loss of $0.17 for the same 2009 period.

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STFC has scheduled a conference call with interested investors for Thursday, April 29, 10:00 a.m. Eastern time to discuss the company’s first quarter 2010 performance. Live and archived broadcasts of the call can be accessed on www.StateAuto.com. A replay of the call can be heard beginning at noon, April 29, by calling 1- 800-765-7014. Supplemental schedules detailing the company’s first quarter 2010 financial, sales and underwriting results are made available on www.StateAuto.com prior to the conference call.

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Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in State Auto Financial’s Form 10-K and Form 10-Q reports and exhibits to those reports, and include (but are not limited to) legislative changes at both the state and federal level, state and federal regulatory rule making promulgations and adjudications, class action litigation involving the insurance industry and judicial decisions affecting claims, policy coverages and the general costs of doing business, the impact of competition on products and pricing, inflation in the costs of the products and services insurance pays for, product development, geographic spread of risk, weather and weather-related events, and other types of catastrophic events. State Auto Financial undertakes no obligation to update or revise any forward-looking statements.

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three Months Ended March 31
(In millions, except per share amounts)	2010		2009
Net premiums written	$302.5	(B)	$287.1

Earned premiums	302.3		286.0
Net investment income	20.5		18.3
Net realized gain (loss) on investments	3.2		(11.3)
Other income	0.4		1.0

Total revenue	326.4		294.0

Income (loss) before federal income taxes	20.6		(30.9)
Federal income tax expense (benefit)	7.7		(16.9)

Net income (loss)	$12.9		$(14.0)

Earnings (loss) per share:
- basic	$0.32		$(0.35)
- diluted	$0.32		$(0.35)
Earnings (loss) per share from operations (A):
- basic	$0.27		$(0.18)
- diluted	$0.27		$(0.18)
Weighted average shares outstanding:
- basic	39.8		39.6
- diluted	40.0		39.6
Return on equity (LTM)	4.6%		-4.0%
Book value per share	$21.65		$19.21
Dividends paid per share	$0.15		$0.15
Total shares outstanding	39.9		39.6
GAAP ratios:
Loss and LAE ratio	66.2		78.6
Expense ratio	33.5		33.4

Combined ratio	99.7		112.0

Reconciliation of non-GAAP financial measure:
(A) Net income (loss) from operations:
Net income (loss)	$12.9		$(14.0)
Less net realized gain (loss) on investments, less applicable federal income taxes	2.2		(6.8)

Net income (loss) from operations	$10.7		$(7.2)

(B)

Net premiums written for the three months ended March 31, 2010, includes $1.4 million of unearned premiums transferred from STFC to State Auto Mutual in connection with the addition of State Auto National to the State Auto Pool, effective January 1, 2010.